Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2012 relating to the consolidated financial statements, which appears in CompX International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

PricewaterhouseCoopers LLP

Dallas, Texas
May 31, 2012